SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: September 12, 2007
Date of earliest event reported: September 6, 2007
ADCARE HEALTH SYSTEMS, INC.
(Exact Name of Registrant as specified in its Charter)

Ohio (State of Other Jurisdiction of Incorporation)	333-131542 (Commission file Number)
31-1332119
(IRS Employer Identification No.)
5057 Troy Road, Springfield, Ohio 45502-9032
(Address of principal executive offices) (Zip code)
Registrant’s Telephone Number, Including Area Code
(937) 964-8974
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c)).

Item 1.02. Termination of a Material Definitive Agreement.
     As previously reported on form 8-K on June 7, 2007, AdCare Health Systems, Inc. (the “Registrant”) entered into an Agreement and Plan of Merger with Family Home Health Services, Inc. (“Family”), pursuant to which AdCare agreed to acquire Family through the merger of Family into AdCare with AdCare continuing as the surviving entity.
     1) On September 7, 2007, Family Home Health Services, Inc. notified Registrant that Family was terminating the definitive merger agreement with Registrant without consummating the merger and without further obligations on Family and Registrant. David A. Tenwick, Chairman of Registrant has agreed to join the Board of Directors of Family.
     Shortly after Registrant and Family entered into a definitive merger agreement, it was agreed that Family would assist Registrant in managing its Medicare operations during the due diligence period. After the merger was completed, Family would then take over and manage all of the home health care operations of Registrant. In addition, Registrant subleased some office space at The New Lincoln Lodge in Columbus, Ohio to Family for Family to start a home health care agency. Now that the definitive merger agreement has been terminated, Family will no longer manage the Medicare operations of Registrant. However, Family will continue to sublease office space from Registrant at The New Lincoln Lodge.
     2) Under the terms of the definitive merger agreement, if the merger had closed, Family would have merged into Registrant and the Family stockholders would have received, in exchange for their stock, common stock of the Registrant resulting in the Family stockholders owning 65% of the outstanding common stock of Registrant, or 7,036,953 common shares.
     3) Family decided to terminate the definitive merger agreement as a result of an indication from a majority of Family’s Preferred Series A shares that they would not support the merger transaction at the present time.
     4) There are no early termination penalties, and both parties to the definitive merger agreement will pay one half of the legal fees associated with the drafting of the S-4 registration statement.
     A copy of the related press release is furnished as Exhibit 99.1 hereto.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On September 6, 2007, the Registrant, completed the disposition of assets held by Hearth & Home of Marion, a wholly owned subsidiary of the Registrant. The buyer is Concerned Citizens Against Violence Against Women, Inc., DBA Turning Point, a non-profit organization providing shelter and services to abused women. The Registrant has no material relationship with the buyer, its subsidiaries, directors, officers or any associate thereof.
     The Registrant discontinued the operations of Hearth & Home of Marion in November, 2003, and entered a land installment contract in January, 2004, to sell the assets of Hearth & Home of Marion for $1,300,000. We expect to recognize a gain on the sale of approximately $600,000 during the third quarter, 2007.
     A copy of the related press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description of Exhibit>/u>

99.1	Press Release dated September 12, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Date: September 12, 2007

ADCARE HEALTH SYSTEMS, INC.
By:	/s/ David A. Tenwick
	Name:	David A. Tenwick
	Title:	Chairman

EXHIBIT INDEX

Exhibit No.	Description

99.1	AdCare Health Systems, Inc. Press Release, dated September 12, 2007.

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